Exhibit 99.2

Unaudited Pro Forma Financial Information

On November 4, 2011, PMFG, Inc. (“PMFG”, “Peerless” or the “Company”) entered into a share purchase agreement (the “Purchase Agreement”) with Mr. Rainer Diekmann, pursuant to which the Company agreed to acquire all of the outstanding shares of Burgess Manning GmbH, a limited liability company organized under the laws of Germany. The aggregate purchase price, excluding transaction costs which will be expensed as incurred, totaled 4.1 million euros ($5.5 million), subject to certain post-closing adjustments. Three million euros ($4.0 million) was paid in cash at closing from cash on hand. The remaining balance will be paid one year from the transaction date.

The following unaudited pro forma condensed combined financial statements and related notes combine the historical consolidated balance sheet and statements of operations of the Company and Burgess Manning GmbH. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had occurred on October 1, 2011 and combines Peerless’ October 1, 2011 unaudited consolidated balance sheet with Burgess Manning GmbH’s September 30, 2011 audited balance sheet. The unaudited pro forma condensed consolidated statements of operations for the three months ended October 1, 2011 and year ended July 2, 2011 give effect to the acquisition as if it had occurred as of the beginning of the periods presented.

This unaudited pro forma combined financial information is presented for informational purposes only and does not purport to project what the Company’s results of operations or financial position actually would have been had the acquisition in fact occurred on the dates specified, nor does the information purport to project the Company’s results of operations or financial position for any future period or at any future date. All pro forma adjustments are based on preliminary estimates, available information and certain assumptions that the Company believes are reasonable and that are subject to revision upon finalization of the purchase accounting for the acquisition.

The unaudited pro forma combined financial information should be read in conjunction with the Company’s historical consolidated unaudited financial statements as of and for the three months ended October 1, 2011 which are included in its Quarterly Report on Form 10-Q for the period ended October 1, 2011 and the Company’s historical audited consolidated financial statements as of and for the year ended July 2, 2011 which are included in its Annual Report on Form 10-K for the year ended July 2, 2011.

PMFG, Inc. and Subsidiaries and Burgess Manning GmbH

Unaudited Pro Forma Condensed Combined Balance Sheet

As of October 1, 2011

(in thousands)

	September 30,	September 30,	September 30,	September 30,		September 30,
	PMFG (a)	Burgess Manning GmbH (b)	Pro Forma Adjustments (c)	Note Ref.		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$16,077	$1,852	$(4,176)	(1)		$13,753
Restricted cash	5,742	—	—			5,742
Accounts receivable, net	24,511	1,992	—			26,503
Inventories, net	6,818	3,128	—			9,946
Costs and earnings in excess of billings on uncompleted contracts	18,958	—	—			18,958
Income tax receivable	3,859	—	—			3,859
Deferred income taxes	1,952	—	—			1,952
Other current assets	2,246	357	(70)	(2)		2,533

	80,163	7,329	(4,246)			83,246

Property, plant, and equipment, net	8,896	68	—			8,964
Intangible assets, net	20,104	—	900	(3)		21,004
Goodwill	29,702	—	1,748	(4)		31,450
Other assets	814	1	—			815

Total assets	$139,679	$7,398	$(1,598)			$145,479

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,492	$887	$—			$18,379
Current maturities of long-term debt	2,600	—	—			2,600
Billings in excess of costs and earnings on uncompleted contracts	5,914	—	—			5,914
Accrued product warranties	2,442	83	—			2,525
Customer deposits	2,204	—	—			2,204
Accrued liabilities and other	6,848	3,264	1,446	(1	), (2)	11,558

	37,500	4,234	1,446			43,180

Long-term debt, net of current portion	9,321	—	—			9,321
Deferred income taxes	7,135	—	280	(5)		7,415
Other non-current liabilities	1,317	—	—			1,317
Commitments and contingencies

Stockholders’ equity:
Common stock	177	—	—			177
Additional paid-in-capital	49,629	300	(300)	(6)		49,629
Accumulated other comprehensive loss	(1,776)	—	—			(1,776)
Retained earnings	35,019	2,864	(3,024)	(1	), (7)	34,859

	83,049	3,164	(3,324)			82,889
Non-controlling interest	1,357	—	—			1,357

Total equity	84,406	3,164	(3,324)			84,246

Total liabilities and equity	$139,679	$7,398	$(1,598)			$145,479

See accompanying notes to unaudited pro forma condensed combined financial statements.

PMFG, Inc. and Subsidiaries and Burgess Manning GmbH

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months ended October 1, 2011

(in thousands, except per share amounts)

	September 30,	September 30,	September 30,	September 30,	September 30,
	PMFG (a)	Burgess Manning GmbH (b)	Pro Forma Adjustments (c)	Note Ref.	Pro Forma Combined
Revenue	$29,088	$4,336	$(70)	(1)	$33,354
Cost of goods sold	20,380	3,331	(70)	(1)	23,641

Gross profit	8,708	1,005	—		9,713

Operating expenses:
Sales and marketing	2,895	82	—		2,977
Engineering and project management	1,985	493	—		2,478
General and administrative	4,975	316	22	(2)	5,313

	9,855	891	22		10,768

Operating income (loss)	(1,147)	114	(22)		(1,055)

Other income (expense):					—
Interest expense, net	(417)	(11)	—		(428)
Other	(437)	(18)	—		(455)

	(854)	(29)	—		(883)

Earnings (loss) before income taxes	(2,001)	85	(22)		(1,938)
Income tax benefit (expense)	831	(24)	7	(3)	814

Net earnings (loss)	(1,170)	61	(15)		(1,124)
Less net earnings (loss) attributable to noncontrolling interest	(19)	—	—		(19)

Net earnings (loss)	$(1,151)	$61	$(15)		$(1,105)

Weighted average common shares outstanding:
Basic	17,670				17,670
Diluted	17,670				17,670

Earnings loss per share:
Basic	$(0.07)				$(0.06)

Diluted	$(0.07)				$(0.06)

See accompanying notes to unaudited pro forma condensed combined financial statements.

PMFG, Inc. and Subsidiaries and Burgess Manning GmbH

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended July 2, 2011

(in thousands, except per share amounts)

	September 30,	September 30,	September 30,	September 30,	September 30,
	PMFG (a)	Burgess Manning GmbH (b)	Pro Forma Adjustments (c)	Note Ref.	Pro Forma Combined
Revenue	$121,794	$16,345	$(269)	(1)	$137,870
Cost of goods sold	83,387	11,955	(269)	(1)	95,073

Gross profit	38,407	4,390	—		42,797

Operating expenses:
Sales and marketing	11,864	233	—		12,097
Engineering and project management	8,504	1,318	—		9,822
General and administrative	16,715	857	90	(2)	17,662
Loss on impairment of intangibles	3,551	—	—		3,551

	40,634	2,408	90		43,132

Operating income (loss)	(2,227)	1,982	(90)		(335)

Other income (expense):					—
Interest expense, net	(2,302)	(53)	—		(2,355)
Change in fair value of derivative liability	6,681	—	—		6,681
Other	626	(16)	—		610

	5,005	(69)	—		4,936

Earnings (loss) before income taxes	2,778	1,913	(90)		4,601
Income tax benefit (expense)	3,083	(551)	28	(3)	2,560

Net earnings (loss)	5,861	1,362	(62)		7,161
Less net earnings (loss) attributable to noncontrolling interest	112	—	—		112

Net earnings (loss)	5,749	$1,362	$(62)		7,049

Dividends on preferred stock	(722)				(722)

Net earnings (loss)	5,027				6,327
Less net earnings allocated to preferred shareholders	(416)				(416)

Net earnings (loss) allocated to common shareholders	$4,611				$5,911

Weighted average common shares outstanding:
Basic	16,091				16,091
Diluted	16,662				16,662

Earnings loss per share:
Basic	$0.29				$0.37

Diluted	$0.28				$0.35

See accompanying notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Data

PMFG, Inc. and Subsidiaries and Burgess Manning GmbH

(in thousands)

1. Purchase Price

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary. The acquisition date fair value of consideration transferred or to be transferred in the future, which consists solely of cash, is 4,132 euros ($5,532), and is subject to certain post-closing adjustments. As noted above, the allocation of the purchase price is preliminary, and a final determination of required adjustments will be made based on independent appraisal of the fair value of long-term identifiable intangible assets and the determination of the fair value of certain other acquired assets and liabilities. The following is a preliminary estimate of the purchase price of Burgess Manning GmbH:

September 30,
Cash paid at closing	$4,016
Deferred consideration	1,516

Total estimated preliminary purchase price	$5,532

The following table summarizes the preliminary purchase price allocation adjustments of the assets acquired and liabilities assumed as if the acquisition date was October 1, 2011. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed. An independent third-party appraiser assisted in performing a preliminary valuation of these assets, and upon a final valuation the purchase price will be adjusted. Adjustments to the fair value of tangible and identifiable intangible assets acquired and liabilities assumed will impact the value of goodwill recognized in the transaction. For illustrative purposes, the preliminary allocation of the purchase price to the fair value of the Burgess Manning GmbH assets acquired and liabilities assumed as if the acquisition date was October 1, 2011 is presented as follows:

September 30,
Estimated carrying value of net assets	$3,164
Fair value of intangible assets	900
Goodwill	1,748
Net deferred tax liability on fair value adjustment	(280)

Total estimated preliminary purchase price	$5,532

In accordance with the accounting guidance on business combinations, acquisition-related transaction costs and certain acquisition restructuring and related charges are not included as a component of consideration transferred but are required to be expensed as incurred. The unaudited pro-forma condensed combined balance sheet reflect $160 of anticipated acquisition-related transaction costs of both companies as a reduction of cash with a corresponding decrease in retained earnings.

2.	Description of Pro Forma Adjustments, as Presented on the October 1, 2011 Balance Sheet
a.	This column represents the historical unaudited consolidated balance sheet of Peerless as of October 1, 2011.

Notes to Unaudited Pro Forma Condensed Combined Financial Data

PMFG, Inc. and Subsidiaries and Burgess Manning GmbH

(in thousands)

b.	This column represents the historical audited consolidated balance sheet of Burgess Manning GmbH as of September 30, 2011, translated from euros to United States dollars. Certain reclassifications have been made to conform to Peerless’ presentation. The historical audited financial statements of Burgess Manning GmbH have been prepared using accounting principles generally accepted in Germany, the results of which materially reflected accounting principles generally accepted in the United States. Burgess Manning GmbH recognizes revenue using the completed contract method which varies from Peerless that utilizes both the percentage-of-completion and completed contract methods of revenue recognition.

c.	This column represents the purchase price adjustments for the acquisition of Burgess Manning GmbH as follows:

1)	Represents adjustments to cash and accrued liabilities for the cash portion of purchase consideration paid at closing and to be paid one-year from the date of closing plus $160 in estimated transaction costs.

2)	Represents the elimination of intercompany receivables and payables under the former license agreement between Peerless and Burgess Manning GmbH.

3)	Represents the preliminary allocation of purchase price to identifiable intangible assets for customer relationships, including sales order backlog ($900). The customer relationships will be amortized over their estimated useful life of 10 years.

4)	Represents the preliminary fair value of goodwill resulting from the pro forma allocation of the purchase price as if the acquisition had occurred using pro forma balances. Goodwill resulting from the acquisition is not amortized and will be assessed for potential impairment at least annually in accordance with applicable accounting guidance on goodwill.

5)	Records the net deferred tax liability related to the step up in the fair value of assets acquired (including identifiable intangible assets) and liabilities assumed.

6)	Eliminates Burgess Manning GmbH’s historical share capital.

7)	Reflects adjustments to retained earnings for the following:

September 30,
Eliminate GmbH’s historical retained earnings	$2,864
To record estimated non-recurring costs for acquisition-related transaction costs	160

$3,024

3.	Description of Pro Forma Adjustments, as Presented on the Statement of Operations for the Three Months Ended October 1, 2011

a.	This column represents the historical unaudited consolidated statement of operations of Peerless for the three months ended October 1, 2011.

b.	This column represents the historical unaudited statement of operations of Burgess Manning GmbH for the three months ended September 30, 2011, translated from euros to United States dollars.

Notes to Unaudited Pro Forma Condensed Combined Financial Data

PMFG, Inc. and Subsidiaries and Burgess Manning GmbH

(in thousands)

c.	This column represents the purchase price adjustments for the acquisition of Burgess Manning GmbH as follows:

1)	To record the elimination of royalty payments payable to Peerless by Burgess Manning GmbH.

2)	To record pro forma amortization expense of $22 on the portion of the purchase price allocated to identifiable intangible assets with a limited life.

3)	Represents the tax effect of the above adjustments.

4.	Description of Pro Forma Adjustments, as Presented on the Statement of Operations for the Year Ended July 2, 2011

a.	This column represents the historical audited consolidated statement of operations of Peerless for the year ended July 2, 2011.

b.	This column represents the historical audited statement of operations of Burgess Manning GmbH for the year ended June 30, 2011, translated from euros to United States dollars. Prior to its acquisition by Peerless, Burgess Manning GmbH did not routinely prepare internal or external financial statements on either a monthly or quarterly basis. As permitted under rules and regulations that govern pro forma financial statements, the annual financial period presented for Burgess Manning GmbH is for a fiscal period that ends within 93 days of Peerless’ fiscal year end. Further, a portion of the annual period presented overlaps with the financial results included in the three month period ended October 1, 2011.

c.	This column represents the purchase price adjustments for the acquisition of Burgess Manning GmbH as follows:

1)	To record the elimination of royalty payments payable to Peerless by Burgess Manning GmbH.

2)	To record pro forma amortization expense of $90 on the portion of the purchase price allocated to identifiable intangible assets with a limited life.

3)	Represents the tax effect of the above adjustments.